Exhibit 10.7

May 1, 2012

George T. Gamble 1991 Trust
c/o G. Thomas Gamble, Trustee
P.O. Box 128
Oakville, CA 94562

Re:           Termination of ORRI Payment Deferral Side Letter

Dear Tom:

On behalf of Tri-Valley Corporation, a Delaware corporation (“Tri-Valley”), and Tri-Valley Oil & Gas Co., a California corporation (“TVOG”), we hereby acknowledge, confirm and agree that the side letter regarding payment deferral of accrued overriding royalties, dated April 3, 2012, by and among Tri-Valley, TVOG and the George T. Gamble 1991 Trust, is hereby terminated in its entirety effective as of April 3, 2012, and rendered null and void ab initio.

Sincerely,

Tri-Valley Oil & Gas Co.

By: /s/ Maston N. Cunningham
Maston N. Cunningham, President
and Chief Executive Officer

Tri-Valley Corporation

By: /s/ Maston N. Cunningham
Maston N. Cunningham, President
and Chief Executive Officer